Exhibit 99.1

United States Diesel-Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$652,428
Unrealized Gain (Loss) on Market Value of Futures	(133,056)
Dividend Income	3,442
Interest Income	5,975
Total Income (Loss)	$528,789

Expenses
General Partner Management Fees	$3,846
Professional Fees	5,355
Brokerage Commissions	598
Non-interested Directors' Fees and Expenses	66
NYMEX License Fee	96
SEC & FINRA Registration Expense	600
Total Expenses	10,561
Expense Waiver	(5,758)
Net Expenses	$4,803
Net Income (Loss)	$523,986

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/18	$7,613,059
Net Income (Loss)	523,986

Net Asset Value End of Month	$8,137,045
Net Asset Value Per Share (400,000 Shares)	$20.34

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612